As filed with the Securities and Exchange Commission on December 6, 2006

Registration No. 333-133665

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6141	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1680 CAPITAL ONE DRIVE

McLEAN, VIRGINIA 22102

(Address of Registrant’s Principal Executive Offices)

North Fork Bancorporation, Inc. 1989 Executive Management Compensation Plan; North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan; North Fork Bancorporation, Inc. 1999 Stock Compensation Plan; North Fork Bancorporation, Inc. 1998 Stock Compensation Plan; North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan; North Fork Bancorporation, Inc. New Employee Stock Compensation Plan; North Fork Bancorporation, Inc. 2003 Stock Compensation Plan; JSB Financial, Inc. 1996 Stock Option Plan; Reliance Bancorp, Inc. Amended and Restated 1996 Incentive Stock Option Plan; GreenPoint Financial Corp. 1999 Stock Incentive Plan; Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Plan; GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan; GreenPoint Financial Corp. 2001 Stock Plan; GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan; GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan; North Fork Bancorporation, Inc. 2004 Outside Directors Stock in Lieu of Fees Plan; GreenPoint Bank 1993 Directors’ Deferred Fee Stock Unit Plan; North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan; The Trust Company of New Jersey’s 1993 Incentive Stock Option Plan, as amended; and The Trust Company of New Jersey 2002 Stock Option Plan (the “Plans”)

(Full Title of the Plan[s])

John G. Finneran, Jr., Esq.

Executive Vice President, General Counsel and Corporate Secretary

1680 Capital One Drive

McLean, Virginia

(703) 720-1000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Victor I. Lewkow, Esq. and Christopher E. Austin, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	14,915,236	(2)	(3)	(3)	(3)

(1)	Includes the preferred share purchase rights associated with the Common Stock of Capital One Financial Corporation (the “Registrant”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), includes such additional number of shares as may be issued pursuant to the anti-dilution provisions of the Plans and, pursuant to Rule 416(c) under the Act, an indeterminate amount of interests to be offered or sold pursuant to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan.
(3)	This Post-Effective Amendment No. 2 covers securities that were originally registered on the Registrant’s registration statement on Form S-4 (File No. 333-13365), as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 to Form S-4 registration statement. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

PART I

INTRODUCTION

This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement is filed by the Registrant, and relates to a total of 14,925,761 shares of Common Stock of the Registrant, all of which were originally registered by the Registrant on the Form S-4 registration statement filed on May 1, 2006, as amended by Amendment No. 1 to the Form S-4 registration statement filed by the Registrant on June 8, 2006, Amendment No. 2 to the Form S-4 registration statement filed by the Registrant on June 29, 2006 and Amendment No. 3 to the Form S-4 registration statement filed by the Registrant on July 7, 2006 and which became effective on July 7, 2006.

In connection with the merger on December 1, 2006 of North Fork Bancorporation, Inc. (“North Fork”) with and into the Registrant pursuant to the Agreement and Plan of Merger, dated as of March 12, 2006, between North Fork and the Registrant (the “Merger”), shares of the common stock of North Fork, par value $0.01 per share (the “North Fork Common Stock”), issuable upon the exercise or settlement of options, restricted shares, restricted units and other equity awards granted under the North Fork Bancorporation, Inc. 1999 Stock Compensation Plan, the North Fork Bancorporation, Inc. 1998 Stock Compensation Plan, the North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan, the North Fork Bancorporation, Inc. New Employee Stock Compensation Plan, the North Fork Bancorporation, Inc. 2003 Stock Compensation Plan, the JSB Financial, Inc. 1996 Stock Option Plan, the Reliance Bancorp, Inc. 1996Amended and Restated Incentive Stock Option Plan, the GreenPoint Financial Corp. 1999 Stock Incentive Plan, the Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Plan, the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan, the GreenPoint Financial Corp. 2001 Stock Plan, the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan, the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan, The Trust Company of New Jersey’s 1993 Incentive Stock Option Plan, as amended, and The Trust Company of New Jersey 2002 Stock Option Plan have been converted into corresponding awards covering the Common Stock of the Registrant. In addition, in connection with the Merger, the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan was amended to permit participants to purchase shares of Common Stock of the Registrant rather than shares of North Fork Common Stock.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2005, filed with the Commission on March 2, 2006, as amended by the Forms 10-K/A filed with the Commission by the Registrant on April 12, 2006;

(ii) The Registrant’s Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2006 and June 30, 2006 and September 30, 2006, filed with the Commission on May 5, 2006, August 7, 2006 and November 3 2006, respectively;

(iii) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006, April 20, 2006, May 3, 2006, May 12, 2006, May 16, 2006, May 19, 2006, June 12, 2006, July 20, 2006, August 4, 2006, August 8, 2006, August 22, 2006, August 31, 2006, September 18, 2006, October 2, 2006, October 18, 2006, November 9, 2006 and December 1, 2006 (other than the portions of these documents not deemed to be filed);

(iv) The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on April 17, 2002 and in Exhibit 4.2.2 to the Registrant’s Annual Report on Form 10-K/A for fiscal year ending December 31, 1999, filed with the Commission on March 22, 2000, including any amendment or report filed for the purposes of updating such descriptions;

(v) The Annual Report on Form 11-K of the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan for the fiscal year ended December 31, 2005, filed with the Commission on June 28, 2006 (File No. 001-10458); and

(vi) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the registration document referred to in (i) above.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article XI of Capital One Financial Corporation’s Restated Certificate of Incorporation, as amended, and Section 6.7 of Capital One Financial Corporation’s Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One Financial Corporation itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

For the undertaking with respect to indemnification, see Item 9 below.

Item 7. Exemption From Registration Claimed.

Not applicable

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

The Registrant or North Fork will submit or has submitted the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan, as amended and restated and all amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and will make or has made all changes required by the IRS to qualify such plan.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on the 6th day of December, 2006.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Frank R. Borchert, III
Name:	Frank R. Borchert, III
Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, has been signed below by the following persons in the capacities indicated on the 6th day of December, 2006.

Signature	Title

*

Richard D. Fairbank	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)

*

Gary L. Perlin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*

Edward R. “Bo” Campbell	Director

*

W. Ronald Dietz	Director

*

Patrick W. Gross	Director

*

Anne Fritz Hackett	Director

*

Lewis Hay, III	Director

*

Pierre E. Leroy	Director

*

Mayo A. Shattuck, III	Director

*

Stanley Westreich	Director

*By:	/s/ Frank R. Borchert, III
Frank R. Borchert, III Attorney-in-Fact

North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, to be signed on its behalf, thereunto duly authorized, in the City of Melville, New York on this 6th day of December, 2006.

North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan

By:	/s/ Aurelie S. Campbell
Name:	Aurelie S. Campbell
Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Restated Certificate of Incorporation of Capital One Financial Corporation and Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial Corporation	Incorporated herein by reference to Exhibits 3.1.1 and 3.1.2 of the Registrant’s Current Report on Form 8-K, filed January 16, 2001

4.2	Amended and restated By-laws of Capital One Financial Corporation (as amended on November 18, 1999)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, filed on March 22, 2000

4.3	North Fork Bancorporation, Inc. 1999 Stock Compensation Plan	Filed herewith

4.4	North Fork Bancorporation, Inc. 1998 Stock Compensation Plan	Filed herewith

4.5	North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan	Filed herewith

4.6	North Fork Bancorporation, Inc. New Employee Stock Compensation Plan	Filed herewith

4.7	North Fork Bancorporation, Inc. 2003 Stock Compensation Plan	Filed herewith

4.8	JSB Financial, Inc. 1996 Stock Option Plan	Filed herewith

4.9	Reliance Bancorp, Inc. Amended and Restated 1996 Incentive Stock Option Plan	Filed herewith

4.10	GreenPoint Financial Corp. 1999 Stock Incentive Plan	Filed herewith

4.11	Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Plan	Filed herewith

4.12	GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan	Filed herewith

4.13	GreenPoint Financial Corp. 2001 Stock Plan;	Filed herewith

4.14	GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan	Filed herewith

E-1

4.15	GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan	Filed herewith

4.16	The Trust Company of New Jersey’s 1993 Incentive Stock Option Plan, as amended	Filed herewith

4.17	The Trust Company of New Jersey 2002 Stock Option Plan	Filed herewith

4.18	North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

4.19	Amendment Number Four to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

4.20	Amendment Number Five to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

4.21	Amendment Number Six to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

4.22	Amendment Number Seven to the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of the Registrant’s common shares registered hereunder	Incorporated by reference to Exhibit 5.1 to Amendment No. 3 to the Registrant’s Registration Statement filed on Form S-4 on July 7, 2006.

8.1	Opinion of Wachtell, Lipton, Rosen & Katz	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Auditors	Filed herewith

23.2	Consent of KPMG LLP, Independent Auditors for the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan	Filed herewith

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP	Filed herewith

24.1	Powers of Attorney	Incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-4 filed May 1, 2006

E-2